EXHIBIT 99





TD Banknorth Inc. Announces First Quarter 2005 Earnings Conference Call


PORTLAND, Maine-April 4, 2005--TD Banknorth Inc. (NYSE:BNK) will release its 2005 first quarter earnings before the market opens on Monday, April 25, 2005 and will hold its quarterly earnings conference call on that same day at 10:30 a.m. (EST). The call, to be hosted by William J. Ryan, Chairman, President, and CEO of TD Banknorth, will be followed by a question and answer period for analysts and investors.

The dial-in number for the call in the USA and Canada is 800-638-
5439 and the international dial-in number is 617-614-3945. The passcode for the earnings conference call is 47614076. The conference call is also being web cast by CCBN and can be accessed at TD Banknorth's website at www.banknorth.com/investorrelations.

The web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional Investors can access the call via CCBN's password-protected event management site, Street Events (www.streetevents.com).

A replay of the conference call will be available shortly after the call's completion until May 25, 2005. The replay dial-in number in the USA and Canada is 888-286-8010 and the international replay dial-in number is 617-801-6888. The replay passcode is 17852404. A web cast replay will also be available at TD Banknorth's website.

About TD Banknorth Inc.

At December 31, 2004, TD Banknorth Inc. headquartered in Portland, Maine, had assets of $28.7 billion and provided financial services to more than 1.3 million households in the northeast. TD Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). TD Banknorth and Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking and other financial services and offers investment products in association with PrimeVest Financial Services, Inc. TD Banknorth Inc. trades on the New York Stock Exchange under the symbol "BNK".

CONTACT: TD Banknorth Inc.
Jeffrey Nathanson, 207-761-8517

SOURCE: TD Banknorth Inc.